    PREIT
[GRAPHIC OMITTED]          NEWS
                        FOR RELEASE:
                                       Pennsylvania Real Estate Investment Trust
                                       200 South Broad Street
                                       Philadelphia, PA 19102
                                       www.preit.com

                                       Phone: 215-875-0700
                                       Fax: 215-546-7311

FOR FURTHER INFORMATION:

AT THE COMPANY
--------------
Edward A. Glickman
Executive Vice President and CFO
(215) 875-0700

                  AT THE FINANCIAL RELATIONS BOARD
                  --------------------------------
                  Joe Calabrese         Georganne Palffy      Judith Sylk-Siegel
                  (General Info)        (Analyst Info)        (Media Info)
                  (212) 661-8030        (312) 266-7800        (212) 661-8030


FOR IMMEDIATE RELEASE
---------------------
January 4, 2001

         Pennsylvania Real Estate Investment Trust Announces Closing of
             $250 Million Combined Credit and Construction Facility

               Long-Term Financing Facilitates Development Program

Philadelphia, PA, January 4, 2001 - Pennsylvania Real Estate Investment Trust (NYSE: PEI) announced today that it has completed the refinancing of its line of credit with a new $250 million combined revolving credit and construction finance facility led by Wells Fargo Bank National Association. The facility combines a $175 million revolving credit facility with a $75 million two-year construction finance facility. The revolving credit facility replaces a $150 million line of credit, which had approximately $108 million in outstanding borrowings.

The new revolving credit facility has a term of three years, bears interest at between 1.3% and 1.8% over LIBOR and is secured initially by a portfolio of 10 of the Company's existing retail and industrial properties. The facility contains covenants and agreements which affect, among other things, the amount of permissible borrowings and other liabilities of the Company. The initial term of the revolving credit facility may be extended for an additional year if agreeable to the lenders or, alternatively, may be converted by the Company into a two-year amortizing term loan at the beginning of the third year. In addition, properties financed under the construction facility may join the collateral pool for the revolving credit facility upon their completion. The construction facility represents a new financing vehicle for the Company and is aimed at shopping center development projects in the predevelopment stage. Presently, the Company has four properties in predevelopment with a projected aggregate cost of approximately $70 million and gross leasable space of approximately 1.2 million square feet. The inclusion of the construction line in the single facility with the same lenders and pre-agreed documentation is expected to enable the Company to expedite substantially the availability of development financing and lead to more rapid completion schedules.

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Commenting on the financing, Ron Rubin, Chief Executive Officer of PREIT, said,
"This new bank agreement provides the Company with additional financial flexibility to complete various development and redevelopment projects as well as pursue other strategic opportunities that may arise. With all of our development projects being tenant-driven, PREIT's long-term success and profitability depends on being responsive to their needs. This credit facility, when combined with the Company's expected financial performance in 2001 and resulting free cash flow generation, is expected to produce sufficient funds to allow PREIT to continue its recent track record of successful development for major retail tenants."

During the two-year term of the construction facility, up to $75 million can be borrowed against new development projects. Each borrowing under that facility will be in the form of a separate construction loan that will mature in 2 years from closing of the specific loan. In the event that PREIT does not use the entire facility for new development projects, up to $25 million can be converted by the Company into additional availability under the revolving credit facility.

The new facility is led by Wells Fargo Bank National Association as administrative agent, and includes U.S. Bank National Association, Manufacturers &Traders Trust Company, Fleet National Bank, Summit Bank, Wilmington Trust Company, FirstTrust Bank, Sovereign Bank and Commerce Bank, N.A. Each bank will participate on a pro rata basis in both the revolving credit facility and the construction loan facility.

Ed Glickman, the Company's Chief Financial Officer, commented, "We believe this new facility reflects PREIT's strong operational and financial performance over the last several years and the confidence and support of the banking community. The rate, terms and conditions offered by our bank syndicate, led by Wells Fargo, presented an excellent opportunity to provide continued financial support for the Company's core development business. In particular, the new facility provides PREIT with an end-to-end financing solution by providing funding for our development transactions from their initiation, through the construction phase and back to the revolver for additional borrowing capacity as completed assets. We look forward to a long and successful relationship with Wells Fargo and a group of banks with experience and sophistication in the real estate market."

Three Year $75 Million Interest Rate Swap Transactions
In anticipation of the new credit facility, in early December, the Company entered into two three-year interest rate swap agreements covering a notional $75 million. Under the swap agreements the Company agreed to pay a blended fixed rate of approximately 6% against the receipt of one-month LIBOR. The swap counter parties were Fleet Bank and Wells Fargo. These agreements complement the Company's existing $20 million interest rate swap agreement, which expires in June 2001, under which the company pays 6.12% fixed against the receipt of one-month LIBOR. Chatham Financial Corporation advised the Company on the swap transaction.

About Pennsylvania Real Estate Investment Trust
Pennsylvania Real Estate Investment Trust, founded in 1960 and one of the first equity REITs in the U.S., has a primary investment focus on shopping centers (approximately 9.8 million square feet) and apartment communities (7,242 units) located primarily in the eastern United States. The Company's portfolio currently consists of 45 properties in 10 states. In addition, there are 6 retail properties under development, which will add approximately 3.0 million square feet to the portfolio. Pennsylvania Real Estate Investment Trust is headquartered in Philadelphia, Pennsylvania.

                                      -2-
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The matters discussed in this report, as well as news releases issued from time to time by PREIT include use of forward-looking terminology such as "may," "will," "should," "expect," "anticipate," "estimate," "plan," or "continue" or the negative thereof or other variations thereon, or comparable terminology which constitute "forward-looking statements." Such forward-looking statements (including without limitation, information concerning PREIT's continuing dividend levels, planned acquisition, development and divestiture activities, short- and long-term liquidity position, ability to raise capital through public and private offerings of debt and/or equity securities, availability of adequate funds at reasonable cost, revenues and operating expenses for some or all of the properties, leasing activities, occupancy rates, changes in local market conditions or other competitive factors) involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of PREIT's results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. PREIT disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

                                      # # #

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